Exhibit 99.2

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

IRT LISTED NYSE

Destination At Arista Broomfield, CO

Q1 2025

IRTLIVING.COM

INDEPENDENCE REALTY TRUST

COMPANY INFORMATION

Independence Realty Trust, Inc. (NYSE: IRT), an S&P MidCap 400 Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity-rich submarkets that offer good school districts and high-quality retail. IRT’s main objective is to provide attractive risk-adjusted returns to stockholders through diligent portfolio management, strong operational performance, and consistent returns on capital through distributions and capital appreciation. More information may be found on the company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol on NYSE	IRT

Credit Ratings	Fitch Ratings	BBB l Stable
	Standard & Poors' Ratings Services	BBB l Stable

Investor Relations	Stephanie Krewson-Kelly
267.270.4815
SKrewson@IRTLiving.com

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, our planned use of remaining proceeds from our recent sales of common stock on a forward basis, our unsecured notes in a private placement, our expectations with respect to the two properties which we are under contract to acquire, and our expectations with respect to future acquisitions. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, our planned use of proceeds from our recent sales of common stock on a forward basis and our unsecured notes in a private placement, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2024, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces First Quarter 2025 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – April 30, 2025 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, announces its first quarter 2025 financial results.

Q1 2025 EPS of $0.04

Q1 CFFO Per Share of $0.27

In Line with Expectations

Same-Store Portfolio NOI Increased 2.7% for Q1

Solid Occupancy Gains and Rental Rate Growth

Completed 275 Renovations in Value Add Program

Achieving Average ROI of 16.2% During the First Quarter

Exited Birmingham, AL market: Expanded Presence in Indianapolis, IN

Two Additional Communities Under Contract for Q2 Acquisition

Evaluating Robust Pipeline of Future Acquisitions

Further Strengthened Balance Sheet and Liquidity

Expanded Unsecured Revolver in January

Entered into Forward sale of $56 Million of Equity Under ATM

Affirm Full Year 2025 Core FFO Per Share Guidance

Management Commentary

“We are off to a solid start in 2025. CFFO per share for the quarter of $0.27 and same-store NOI growth of 2.7%, driven by a 100 basis point increase in occupancy to 95.4%, were in-line with our expectations.” said Scott Schaeffer, Chairman and CEO of IRT. “We continue to believe we are at the beginning of a multi-year period of improving fundamentals and growth. Given our portfolio’s market concentrations, waning supply pressure, and our strong balance sheet, we expect our portfolio will continue to outperform in 2025, positioning IRT to enter 2026 with solid earnings momentum and growth opportunities.”

First Quarter Highlights

•	Net income available to common shares of $8.4 million for the quarter ended March 31, 2025 compared to $17.6 million for the quarter ended March 31, 2024.

•	Earnings per diluted share (“EPS”) of $0.04 for the quarter ended March 31, 2025 compared to $0.08 for the quarter ended March 31, 2024.

•	Same-store portfolio NOI growth of 2.7% for the quarter ended March 31, 2025 compared to the quarter ended March 31, 2024.

•

Core Funds from Operations (“CFFO”) of $64.2 million for the quarter ended March 31, 2025 compared to $61.5 million for the quarter ended March 31, 2024. CFFO per share was $0.27 for the first quarter of 2025 and for the first quarter of 2024.

•	Adjusted EBITDA of $85.7 million for the quarter ended March 31, 2025 compared to $84.7 million for the quarter ended March 31, 2024.

•	Value add program completed renovations of 275 units during the quarter ended March 31, 2025, achieving a weighted average return on investment during the quarter of 16.2%.

•

Under contract for two property acquisitions totaling approximately $154.8 million, which are expected to close during the late-second quarter or early-third quarter of 2025 and be funded using forward equity sale proceeds and our unsecured revolver on a leverage neutral basis.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as discussion of our same-store methodology.

Same-Store Portfolio(1) Operating Results

Three Months Ended
March 31, 2025 Compared to
Three Months Ended
March 31, 2024
Rental and other property revenue	2.3% increase
Property operating expenses	1.6% increase
NOI	2.7% increase
Portfolio average occupancy	100 bps increase to 95.4%
Portfolio average rental rate	0.9% increase to $1,568
NOI Margin	30 bps increase to 63.0%

(1)	Same-store portfolio includes 108 properties, which represent 31,662 units.

Operating Metrics

The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	Q4 2024	Q1 2025
Same-Store Portfolio(1)
Average Occupancy	95.5%	95.4%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(4.7)%	(4.6)%
Renewal Leases	5.4%	4.8%
Blended	0.0%	0.1%
Resident Retention Rate	55.1%	59.5%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	95.7%	95.6%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(5.1)%	(5.2)%
Renewal Leases	5.4%	4.8%
Blended	(0.3)%	(0.2)%
Resident Retention Rate	54.2%	59.3%
Value Add (28 properties with Ongoing Value Add)
Average Occupancy	94.9%	95.1%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(3.8)%	(3.2)%
Renewal Leases	5.5%	4.7%
Blended	0.6%	0.9%
Resident Retention Rate	57.3%	60.1%

(1)	Same-store portfolio includes 108 properties, which represent 31,662 units.
(2)

Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-14 months. 4Q 2024 new, renewal, and blended lease over lease rent growth for all leases was (6.1)%, 5.5%, and (1.0)%, respectively. 1Q 2025 new, renewal, and blended lease over lease rent growth for all leases was (6.2)%, 5.2% and (0.7)%, respectively.

Value Add Program

We completed renovations of 275 units during the quarter ended March 31, 2025, achieving a return on investment of 16.2%, with an average cost per unit renovated of $18,463, and an average monthly rent increase per unit of $250 over unrenovated comps. See the Value Add Summary page of our supplemental information for additional information on our projects’ life to date as of March 31, 2025.

Investment Activity

Dispositions

•

Ridge Crossings, Birmingham, Alabama: On February 14, 2025, we sold this property for a gross sales price of $111.0 million and used the proceeds to fund recent property acquisitions as described below.

Acquisitions

•	Autumn Breeze, Indianapolis, Indiana: On February 27, 2025, we acquired a 280-unit community for $59.5 million. This acquisition expanded our footprint in Indianapolis from 1,979 units to 2,259 units.

•

We are currently under contract to acquire two properties in Orlando, FL and Colorado Springs, CO, which are expected to expand our footprint in each of these markets and support enhanced scale and synergies. The aggregate purchase price of these two properties is approximately $154.8 million, which we expect to fund using forward equity sales proceeds and our unsecured revolver. We expect to close on the acquisitions during late-second quarter or early-third quarter 2025; however, there can be no assurance that these acquisitions will be consummated at expected pricing levels, within expected time frames, or at all.

   Joint Ventures

•	Nexton Pine Hollow, Charleston, South Carolina: On January 30, 2025, we entered into a joint venture for the development of a to-be-built multifamily apartment project comprised of 324 units. We have committed to invest an aggregate of $28.6 million in this joint venture, and, as of March 31, 2025, had funded $8.9 million on account of this commitment.

•

Metropolis at Innsbrook, Richmond, Virginia: This 402 unit operating property was listed for sale during the first quarter and is under contract to be sold during the second quarter of 2025. From the sale, we expect to receive a return of our invested capital in the amount of $24.5 million and to recognize a gain of approximately $10.3 million.

Capital Expenditures

Across our total portfolio for the three months ended March 31, 2025, recurring capital expenditures were $5.5 million, or $164 per unit, value add expenditures were $7.5 million, non-recurring expenditures were $6.5 million and development expenditures were $5.3 million, respectively.

Capital Markets

Expanded Unsecured Credit Facility, Reflecting Increased Financial Flexibility and More Favorable Capital Structure

On January 8, 2025, we entered into an amended and restated credit agreement that increased our borrowing capacity under our existing revolver from $500 million to $750 million, and extended its maturity date from January 2026 to January 2029. This transaction strengthened our balance sheet by extending our weighted average debt maturity and increasing our liquidity. It also created long-term stakeholder value through lower interest costs.

ATM Program Activity

During the three months ended March 31, 2025, we entered into forward sales transactions under our previously announced ATM Program for the forward sale of an aggregate of 2,681,000 shares of our common stock. The forward sales transactions had not settled as of the date of this release, and we have not received any net proceeds from these transactions as of the date of this release. Subject to our right to elect net share settlement, we expect to physically settle the forward sales transactions by the maturity date of March 31, 2026. Assuming the forward sale transactions are physically settled in full utilizing the current forward sale price of $20.86 per share, we expect to receive proceeds, net of sales commissions of approximately $55.9 million, subject to adjustment in accordance with the forward sale transactions. We intend to use substantially all of the net proceeds to fund potential acquisitions and other investment opportunities or for general corporate purposes, including the reduction of outstanding borrowings under our unsecured revolver.

Forward Equity Agreement Activity

In connection with our previously announced September 2024 public offering of 11,500,000 shares of common stock, we entered into a forward sale agreement with Citigroup. On March 31, 2025, we physically settled 2,650,000 of those shares at a weighted average price of $18.89 per share, resulting in proceeds of $50.1 million. Since the closing of this offering, we have physically settled an aggregate 5,900,000 shares resulting in aggregate proceeds of $111.9 million. As of March 31, 2025, there were 5,600,000 shares remaining under the forward sale agreements, which if physically settled at the then forward price would result in additional proceeds to us of $105.8 million. We intend to use any such future proceeds for future acquisitions.

Balance Sheet and Liquidity

At March 31, 2025, our net debt to Adjusted EBITDA was 6.3x. As of the same date and including the effect of hedges, our weighted average effective interest rate on our consolidated debt was 4.3% with a weighted average maturity of 3.6 years, and 100% of our debt was either subject to fixed interest rates or was hedged. Also as of March 31, 2025, we had approximately $742.9 million in liquidity through a combination of unrestricted cash and cash equivalents, unsettled proceeds related to forward equity sale agreements, and capacity on our unsecured revolver.

Dividend Distribution

On March 10, 2025, our Board of Directors declared a quarterly dividend of $0.16 per share of common stock. The first quarter dividend was paid on April 21, 2025 to stockholders of record at the close of business on March 28, 2025.

2025 EPS, FFO and CFFO Guidance

We affirm our previously issued 2025 EPS, FFO, and CFFO per share guidance as summarized below. A reconciliation of IRT's projected EPS to its projected FFO and CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2025 Full Year EPS and CFFO Guidance(1)(2)	Low	High
Earnings per share	$0.19	$0.22
Adjustments:
Depreciation and amortization	1.00	1.00
FFO per share	1.19	1.22
Loan (premium accretion) discount amortization, net	(0.03)	(0.03)
CFFO per share	$1.16	$1.19

(1)

This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2025 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”. Our guidance is based on the key guidance assumptions detailed below.

(2)	Per share guidance is based on 241.2 million weighted average shares and units outstanding.

2025 Guidance Assumptions(1)

Our key guidance assumptions for 2025 are enumerated below. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio:	2025 Outlook:
Number of properties/units	108 properties / 31,662 units
Property revenue growth	2.1% - 3.1%
Controllable operating expense growth	3.3% - 4.3%
Real estate tax and insurance expense growth	2.1% - 4.0%
Total operating expense growth	2.8% - 4.1%
NOI growth	0.8% - 3.3%

Corporate Expenses ($ in millions)
General and administrative & property management expenses	$55 - $57
Interest expense(2)	$88 - $90

Transaction/Investment Volume(3) ($ in millions)
Acquisition volume	$280 - $320
Disposition volume	$110 - $112

Capital Expenditures ($ in millions)
Recurring	$25 - $27
Value add renovation program	$48 - $58
Non-recurring and revenue enhancing	$47 - $51
Development	$5 - $6

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. We undertake no duty to update the assumptions used in our guidance except as required by law. See “Forward-Looking Statements.”

(2)

Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.

(3)

Acquisition volume reflects one property in Indianapolis that was acquired in the first quarter and $220 million to $260 million of acquisitions we expect to complete during 2025 using proceeds remaining under forward equity sale agreements. Disposition volume reflects the sale of one property sold in the first quarter. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections.

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, May 1, 2025 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A replay of the conference call can also be accessed telephonically until Thursday, May 8, 2025 by dialing 1.800.770.2030, access code 1963990.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, our planned use of remaining proceeds from our recent sales of common stock on a forward basis, our unsecured notes in a private placement, our expectations with respect to the two properties which we are under contract to acquire, and our expectations with respect to future acquisitions. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, our planned use of proceeds from our recent sales of common stock on a forward basis and our unsecured notes in a private placement, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2024, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$8,354	$(1,001)	$12,365	$10,354	$17,577
Earnings per share -- diluted	$0.04	$0.00	$0.05	$0.05	$0.08
Rental and other property revenue	$160,905	$160,617	$159,860	$158,104	$160,331
Property operating expenses	$59,263	$54,195	$60,538	$60,883	$59,971
NOI	$101,642	$106,422	$99,322	$97,221	$100,360
NOI margin	63.2%	66.3%	62.1%	61.5%	62.6%
Adjusted EBITDA	$85,748	$94,533	$87,453	$83,609	$84,683
FFO per share	$0.28	$0.33	$0.30	$0.28	$0.27
CFFO per share	$0.27	$0.32	$0.29	$0.28	$0.27
Dividends per share	$0.16	$0.16	$0.16	$0.16	$0.16
CFFO payout ratio	59.3%	50.0%	55.2%	57.1%	59.3%
Portfolio Data:
Total gross assets	$6,844,114	$6,882,296	$6,733,864	$6,684,029	$6,673,589
Total number of operating properties (a)	113	113	110	110	111
Total units (a)	33,175	33,615	32,670	32,685	32,877
Portfolio period end occupancy (a)	94.9%	95.4%	95.5%	95.5%	95.0%
Portfolio average occupancy (a)	95.3%	95.4%	95.4%	95.3%	94.4%
Portfolio average effective monthly rent, per unit (a)	$1,583	$1,572	$1,571	$1,554	$1,550
Same-store portfolio period end occupancy (b)	95.1%	95.5%	95.5%	95.5%	95.0%
Same-store portfolio average occupancy (b)	95.4%	95.5%	95.5%	95.4%	94.4%
Same-store portfolio average effective monthly rent, per unit (b)	$1,568	$1,569	$1,569	$1,558	$1,554
Capitalization:
Total debt (c)	$2,253,957	$2,333,683	$2,286,694	$2,252,559	$2,277,098
Common share price, period end	$21.23	$19.84	$20.50	$18.74	$16.13
Market equity capitalization	$5,088,933	$4,697,713	$4,736,212	$4,330,137	$3,726,224
Total market capitalization	$7,342,890	$7,031,396	$7,022,906	$6,582,696	$6,003,322
Total debt/total gross assets	32.9%	33.9%	34.0%	33.7%	34.1%
Net debt to adjusted EBITDA (d)	6.3x	5.9x	6.3x	6.5x	6.7x
Interest coverage	4.4x	4.8x	4.8x	4.8x	4.1x
Common shares and OP Units:
Shares outstanding	233,763,180	230,838,249	225,093,090	225,122,235	225,070,396
OP units outstanding	5,941,643	5,941,643	5,941,643	5,941,643	5,941,643
Common shares and OP units outstanding	239,704,823	236,779,892	231,034,733	231,063,878	231,012,039
Weighted average common shares and OP units	236,665,226	230,893,621	230,762,299	230,734,872	230,570,707

(a)

Excludes our development projects Destination at Arista and Flatirons Flats, as applicable. See the definitions at the end of this release. Destination at Arista no longer met the definition of a development project in the fourth quarter of 2024.

(b)	Same-store portfolio consists of 108 properties, which represent 31,662 units.
(c)	Includes indebtedness associated with real estate held for sale, as applicable.
(d)

Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended March 31, 2025, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.4x, 6.0x, 6.4x, 6.6x, and 6.5x, respectively.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Assets:
Real estate held for investment, at cost	$6,442,303	$6,363,936	$6,341,504	$6,218,019	$6,183,009
Less: accumulated depreciation	(789,619)	(740,957)	(715,702)	(667,681)	(622,713)
Real estate held for investment, net	5,652,684	5,622,979	5,625,802	5,550,338	5,560,296
Real estate held for sale	—	110,112	—	69,829	98,603
Real estate under development	117,802	116,861	115,221	115,196	109,338
Cash and cash equivalents	29,055	21,228	17,611	21,034	21,275
Restricted cash	19,279	22,224	30,632	26,364	20,625
Investment in unconsolidated real estate entities	101,640	91,975	95,393	90,347	89,487
Other assets	39,330	39,596	43,566	28,731	34,379
Derivative assets	20,084	29,300	18,821	38,422	38,845
Intangible assets, net	3,620	3,644	1,158	—	—
Total assets	$5,983,494	$6,057,919	$5,948,204	$5,940,261	$5,972,848
Liabilities and Equity:
Indebtedness, net	$2,253,957	$2,274,651	$2,286,694	$2,202,961	$2,212,273
Indebtedness associated with real estate held for sale, net	—	59,032	—	49,598	64,825
Accounts payable and accrued expenses	86,399	94,670	119,286	102,040	83,678
Accrued interest payable	10,136	8,630	6,858	6,795	7,145
Dividends payable	37,865	37,827	36,906	36,906	36,896
Derivative liabilities	29	—	1,779	—	—
Other liabilities	7,929	8,035	7,966	8,421	8,928
Total liabilities	2,396,315	2,482,845	2,459,489	2,406,721	2,413,745
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,337	2,308	2,250	2,251	2,251
Additional paid in capital	3,918,718	3,868,006	3,755,311	3,754,756	3,753,833
Accumulated other comprehensive income	17,308	26,065	13,835	34,380	34,501
Accumulated deficit	(482,973)	(454,104)	(416,223)	(392,627)	(367,015)
Total shareholders' equity	3,455,390	3,442,275	3,355,173	3,398,760	3,423,570
Noncontrolling Interests	131,789	132,799	133,542	134,780	135,533
Total equity	3,587,179	3,575,074	3,488,715	3,533,540	3,559,103
Total liabilities and equity	$5,983,494	$6,057,919	$5,948,204	$5,940,261	$5,972,848

STATEMENTS OF OPERATIONS, FFO & CFFO

TRAILING FIVE QUARTERS (Dollars in thousands, except per share data)

	For the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenue:
Rental and other property revenue	$160,905	$160,617	$159,860	$158,104	$160,331
Other revenue	338	346	275	298	203
Total revenue	161,243	160,963	160,135	158,402	160,534
Expenses:
Property operating expenses	59,263	54,195	60,538	60,883	59,971
Property management expenses	7,826	7,379	7,379	7,666	7,499
General and administrative expenses (a)	8,406	4,856	4,765	6,244	8,381
Depreciation and amortization expense	58,725	57,742	55,261	54,127	53,721
Casualty (gains) losses, net	(115)	(80)	1,249	465	2,301
Total expenses	134,105	124,092	129,192	129,385	131,873
Interest expense	(19,348)	(19,770)	(18,308)	(17,460)	(20,603)
Gain on sale (loss on impairment) of real estate assets, net	1,496	(20,928)	688	(152)	10,530
(Loss) gain on extinguishment of debt	(67)	(2)	—	—	203
Other loss	(103)	—	—	—	(1)
(Loss) income from investments in unconsolidated real estate entities	(590)	2,729	(703)	(850)	(829)
Net income (loss)	$8,526	$(1,100)	$12,620	$10,555	$17,961
(Income) loss allocated to noncontrolling interests	(172)	99	(255)	(201)	(384)
Net income (loss) available to common shares	$8,354	$(1,001)	$12,365	$10,354	$17,577
Earnings per share - basic	$0.04	$0.00	$0.05	$0.05	$0.08
Weighted-average shares outstanding - Basic	230,723,583	224,951,978	224,820,656	224,793,229	224,627,115
Earnings per share - diluted	$0.04	$0.00	$0.05	$0.05	$0.08
Weighted-average shares outstanding - Diluted	231,828,484	224,951,978	226,058,400	225,418,825	225,226,270
Funds From Operations (FFO):
Net income (loss)	$8,526	$(1,100)	$12,620	$10,555	$17,961
Add-Back (Deduct):
Real estate depreciation and amortization	58,308	57,332	54,880	53,757	53,390
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	457	(212)	598	598	598
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	73	20,928	160	336	(9,609)
FFO	$67,364	$76,948	$68,258	$65,246	$62,340
FFO per share	$0.28	$0.33	$0.30	$0.28	$0.27
CORE Funds From Operations (CFFO):
FFO	$67,364	$76,948	$68,258	$65,246	$62,340
Add-Back (Deduct):
Other depreciation and amortization	417	410	382	370	331
Casualty (gains) losses, net	(115)	(80)	1,249	465	2,301
Loan (premium accretion) discount amortization, net	(2,029)	(2,249)	(2,239)	(2,283)	(2,395)
Prepayment (gains) penalties on asset dispositions	(1,569)	—	(848)	(184)	(921)
Loss (gain) on extinguishment of debt	67	2	—	—	(203)
Other loss	103	—	—	—	1
CFFO	$64,238	$75,031	$66,802	$63,614	$61,454
CFFO per share	$0.27	$0.32	$0.29	$0.28	$0.27
Weighted-average shares and units outstanding	236,665,226	230,893,621	230,762,299	230,734,872	230,570,707

(a)

Included in the three months ended March 31, 2025 and 2024 is $2.8 million and $2.5 million, respectively, of stock compensation expense recorded with respect to stock awards granted to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CFFO

Dollars in thousands, except per share data

	For the Three Months Ended
	March 31,
	2025	2024
Revenue:
Rental and other property revenue	$160,905	$160,331
Other revenue	338	203
Total revenue	161,243	160,534
Expenses:
Property operating expenses	59,263	59,971
Property management expenses	7,826	7,499
General and administrative expenses	8,406	8,381
Depreciation and amortization expense	58,725	53,721
Casualty (gains) losses, net	(115)	2,301
Total expenses	134,105	131,873
Interest expense	(19,348)	(20,603)
Gain on sale (loss on impairment) of real estate assets, net	1,496	10,530
(Loss) gain on extinguishment of debt	(67)	203
Other loss	(103)	(1)
Loss from investments in unconsolidated real estate entities	(590)	(829)
Net income	8,526	17,961
Income allocated to noncontrolling interests	(172)	(384)
Net income available to common shares	$8,354	$17,577
Earnings per share - basic	$0.04	$0.08
Weighted-average shares outstanding - Basic	230,723,583	224,627,115
Earnings per share - diluted	$0.04	$0.08
Weighted-average shares outstanding - Diluted	231,828,484	225,226,270
Funds From Operations (FFO):
Net income	$8,526	$17,961
Add-Back (Deduct):
Real estate depreciation and amortization	58,308	53,390
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	457	598
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	73	(9,609)
FFO	$67,364	$62,340
FFO per share	$0.28	$0.27
CORE Funds From Operations (CFFO):
FFO	$67,364	$62,340
Add-Back (Deduct):
Other depreciation and amortization	417	331
Casualty (gains) losses, net	(115)	2,301
Loan (premium accretion) discount amortization, net	(2,029)	(2,395)
Prepayment (gains) penalties on asset dispositions	(1,569)	(921)
Loss (gain) on extinguishment of debt	67	(203)
Other loss	103	1
CFFO	$64,238	$61,454
CFFO per share	$0.27	$0.27
Weighted-average shares and units outstanding	236,665,226	230,570,707

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net income (loss)	$8,526	$(1,100)	$12,620	$10,555	$17,961
Add-Back (Deduct):
Interest expense	19,348	19,770	18,308	17,460	20,603
Depreciation and amortization	58,725	57,742	55,261	54,127	53,721
Casualty (gains) losses, net	(115)	(80)	1,249	465	2,301
(Gain on sale) loss on impairment of real estate assets, net	(1,496)	20,928	(688)	152	(10,530)
Loss (gain) on extinguishment of debt	67	2	—	—	(203)
Loss (income) from investments in unconsolidated real estate entities	590	(2,729)	703	850	829
Other loss	103	—	—	—	1
Adjusted EBITDA	$85,748	$94,533	$87,453	$83,609	$84,683

INTEREST COST:
Interest expense	$19,348	$19,770	$18,308	$17,460	$20,603

INTEREST COVERAGE:	4.4x	4.8x	4.8x	4.8x	4.1x

	For the Three Months Ended March 31,
	2025	2024
Net income	$8,526	$17,961
Add-Back (Deduct):
Interest expense	19,348	20,603
Depreciation and amortization	58,725	53,721
Casualty (gains) losses, net	(115)	2,301
(Gain on sale) loss on impairment of real estate assets, net	(1,496)	(10,530)
Loss (gain) on extinguishment of debt	67	(203)
Loss from investments in unconsolidated real estate entities	590	829
Other loss	103	1
Adjusted EBITDA	$85,748	$84,683

INTEREST COST:
Interest expense	$19,348	$20,603

INTEREST COVERAGE:	4.4x	4.1x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenue:
Rental and other property revenue	$151,724	$152,066	$153,564	$151,819	$148,326
Property Operating Expenses:
Real estate taxes	18,834	16,697	16,550	18,327	18,678
Property insurance	3,870	3,873	3,866	3,965	4,096
Personnel expenses	11,887	11,945	13,187	12,621	11,998
Utilities	7,851	7,716	7,965	7,150	7,423
Repairs and maintenance	4,421	2,419	6,333	6,376	4,747
Contract services	5,697	5,314	5,814	5,835	5,061
Advertising expenses	1,906	1,693	2,300	2,056	1,588
Other expenses	1,663	1,604	1,615	1,658	1,673
Total property operating expenses	56,129	51,261	57,630	57,988	55,264
Same-store portfolio NOI	$95,595	$100,805	$95,934	$93,831	$93,062

Same-store portfolio NOI margin	63.0%	66.3%	62.5%	61.8%	62.7%
Average occupancy	95.4%	95.5%	95.5%	95.4%	94.4%
Average effective monthly rent, per unit	$1,568	$1,569	$1,569	$1,558	$1,554

	For the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Rental and other property revenue
Same-store portfolio	$151,724	$152,066	$153,564	$151,819	$148,326
Non same-store portfolio	9,181	8,551	6,296	6,285	12,005
Total rental and other property revenue	160,905	160,617	159,860	158,104	160,331
Property operating expenses
Same-store portfolio	56,129	51,261	57,630	57,988	55,264
Non same-store portfolio	3,134	2,934	2,908	2,895	4,707
Total property operating expenses	59,263	54,195	60,538	60,883	59,971
NOI
Same-store portfolio	95,595	100,805	95,934	93,831	93,062
Non same-store portfolio	6,047	5,617	3,388	3,390	7,298
Total property NOI	$101,642	$106,422	$99,322	$97,221	$100,360

(a)	Same-store portfolio consists of 108 properties, which represent 31,662 units.
(b)	See the definitions at the end of this release for a reconciliation from GAAP net income (loss) to NOI.

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024

Dollars in thousands, except per unit data

	For the Three Months Ended
	March 31,
	2025	2024	% change
Revenue:
Rental and other property revenue	$151,724	$148,326	2.3%
Property Operating Expenses:
Real estate taxes	18,834	18,678	0.8%
Property insurance	3,870	4,096	(5.5)%
Personnel expenses	11,887	11,998	(0.9)%
Utilities	7,851	7,423	5.8%
Repairs and maintenance	4,421	4,747	(6.9)%
Contract services	5,697	5,061	12.6%
Advertising expenses	1,906	1,588	20.0%
Other expenses	1,663	1,673	(0.6)%
Total property operating expenses	56,129	55,264	1.6%
Same-store portfolio NOI	$95,595	$93,062	2.7%

Same-store portfolio NOI margin	63.0%	62.7%	0.3%
Average occupancy	95.4%	94.4%	1.0%
Average effective monthly rent, per unit	$1,568	$1,554	0.9%

(a)	Same-store portfolio consists of 108 properties, which represent 31,662 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED MARCH 31, 2025

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Atlanta, GA	13	5,180	$23,991	$23,823	0.7%	$9,524	$9,190	3.6%	$14,467	$14,634	(1.1)%	93.2%	93.0%	0.2%	$1,596	$1,622	(1.6)%
Dallas, TX	14	4,007	22,234	21,916	1.5%	8,431	8,517	(1.0)%	13,803	13,398	3.0%	96.1%	94.3%	1.8%	1,815	1,817	(0.1)%
Columbus, OH	10	2,510	11,787	10,906	8.1%	4,615	4,012	15.0%	7,172	6,894	4.0%	96.2%	94.8%	1.4%	1,523	1,430	6.5%
Indianapolis, IN	7	1,979	8,853	8,498	4.2%	3,243	3,247	(0.1)%	5,611	5,251	6.9%	96.0%	95.2%	0.8%	1,448	1,378	5.1%
Oklahoma City, OK	8	2,147	8,355	7,955	5.0%	2,801	2,726	2.8%	5,554	5,229	6.2%	96.4%	94.9%	1.5%	1,232	1,190	3.5%
Tampa-St. Petersburg, FL	5	1,503	8,565	8,198	4.5%	3,068	3,097	(0.9)%	5,497	5,101	7.8%	96.1%	95.5%	0.6%	1,847	1,832	0.8%
Denver, CO	6	1,397	7,438	7,439	0.0%	2,317	2,184	6.1%	5,121	5,255	(2.5)%	94.6%	95.6%	(1.0)%	1,756	1,713	2.5%
Raleigh - Durham, NC	6	1,690	8,061	7,871	2.4%	2,969	2,864	3.7%	5,091	5,007	1.7%	94.8%	93.9%	0.9%	1,546	1,548	(0.1)%
Nashville, TN	5	1,508	7,467	7,449	0.2%	2,492	2,578	(3.3)%	4,976	4,871	2.2%	96.2%	94.3%	1.9%	1,615	1,634	(1.2)%
Memphis, TN	4	1,383	6,208	6,166	0.7%	2,238	2,135	4.8%	3,969	4,032	(1.6)%	95.7%	93.2%	2.5%	1,486	1,513	(1.8)%
Houston, TX	5	1,308	5,900	5,759	2.4%	2,456	2,704	(9.2)%	3,444	3,055	12.7%	96.7%	93.9%	2.8%	1,437	1,430	0.5%
Huntsville, AL	4	1,051	4,775	4,816	(0.9)%	1,692	1,757	(3.7)%	3,083	3,059	0.8%	95.8%	93.9%	1.9%	1,446	1,492	(3.1)%
Lexington, KY	3	886	4,043	3,797	6.5%	1,176	1,186	(0.8)%	2,867	2,611	9.8%	96.7%	96.8%	(0.1)%	1,419	1,329	6.8%
Louisville, KY	4	1,150	4,944	4,738	4.3%	2,075	1,969	5.4%	2,869	2,769	3.6%	95.9%	95.4%	0.5%	1,344	1,300	3.4%
Charlotte, NC	3	714	3,696	3,759	(1.7)%	1,170	1,161	0.8%	2,526	2,598	(2.8)%	95.6%	94.6%	1.0%	1,712	1,749	(2.1)%
Cincinnati, OH	2	542	2,869	2,741	4.7%	1,057	1,004	5.3%	1,812	1,736	4.4%	96.6%	94.1%	2.5%	1,636	1,583	3.3%
Myrtle Beach, SC - Wilmington, NC	3	628	2,656	2,687	(1.2)%	844	865	(2.4)%	1,812	1,822	(0.5)%	94.4%	94.2%	0.2%	1,393	1,416	(1.6)%
Charleston, SC	2	518	2,774	2,711	2.3%	1,086	1,103	(1.5)%	1,688	1,608	5.0%	96.1%	95.4%	0.7%	1,756	1,695	3.6%
Greenville, SC	1	702	2,604	2,602	0.1%	1,018	986	3.2%	1,587	1,616	(1.8)%	92.0%	94.4%	(2.4)%	1,296	1,306	(0.8)%
Orlando, FL	1	297	1,676	1,651	1.5%	664	710	(6.5)%	1,011	942	7.3%	96.3%	94.2%	2.1%	1,796	1,805	(0.5)%
San Antonio, TX	1	306	1,414	1,429	(1.0)%	576	646	(10.8)%	838	783	7.0%	96.9%	96.8%	0.1%	1,451	1,475	(1.6)%
Austin, TX	1	256	1,414	1,415	(0.1)%	617	623	(1.0)%	797	791	0.8%	96.4%	95.0%	1.4%	1,786	1,804	(1.0)%
Total / Weighted Average	108	31,662	$151,724	$148,326	2.3%	$56,129	$55,264	1.6%	$95,595	$93,062	2.7%	95.4%	94.4%	1.0%	$1,568	$1,554	0.9%

CONSOLIDATED PROPERTY PORTFOLIO (a)

NET OPERATING INCOME EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended
					March 31, 2025
Market	Number of Properties	Units	Gross Real Estate Assets	Period of Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,113,211	93.0%	$1,596	$14,466	14.4%
Dallas, TX	14	4,007	883,203	96.1%	1,815	13,803	13.7%
Columbus, OH	10	2,510	381,887	95.7%	1,523	7,172	7.0%
Tampa-St. Petersburg, FL	6	1,791	398,502	95.6%	1,913	6,692	6.7%
Denver, CO (a)(b)	7	1,722	496,398	93.7%	1,803	6,365	6.3%
Indianapolis, IN	8	2,259	352,933	95.6%	1,470	5,941	5.9%
Oklahoma City, OK	8	2,147	338,709	96.0%	1,232	5,554	5.5%
Raleigh - Durham, NC	6	1,690	255,085	94.9%	1,546	5,091	5.1%
Nashville, TN	5	1,508	376,030	95.6%	1,615	4,976	5.0%
Memphis, TN	4	1,383	159,747	95.7%	1,486	3,969	4.0%
Charlotte, NC	4	1,014	262,750	93.4%	1,713	3,471	3.5%
Houston, TX	5	1,308	215,603	95.5%	1,437	3,444	3.4%
Huntsville, AL	4	1,051	241,774	94.8%	1,446	3,061	3.0%
Lexington, KY	3	886	164,494	96.8%	1,419	2,867	2.9%
Louisville, KY	4	1,150	143,363	94.9%	1,344	2,869	2.9%
Orlando, FL	2	617	133,044	94.1%	1,840	2,163	2.2%
Cincinnati, OH	2	542	125,449	95.4%	1,636	1,812	1.8%
Myrtle Beach, SC - Wilmington, NC	3	628	68,708	94.7%	1,393	1,812	1.8%
Charleston, SC	2	518	82,399	94.8%	1,756	1,688	1.7%
Greenville, SC	1	702	126,624	92.1%	1,296	1,587	1.6%
San Antonio, TX	1	306	57,580	97.7%	1,451	838	0.8%
Austin, TX	1	256	60,440	95.7%	1,786	797	0.8%
Total / Weighted Average	113	33,175	$6,437,933	94.9%	$1,583	$100,438	100.0%

(a)	Excludes our development project Flatiron Flats. See the definitions at the end of this release.
(b)	Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.

VALUE ADD SUMMARY BY MARKET

PROJECT LIFE TO DATE AS OF MARCH 31, 2025

							Renovation Costs per Unit (b)
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs (c)	ROI - Total Costs (c)
Ongoing
Atlanta, GA	6	2,844	1,312	1,282	$246	18.0%	$18,606	$2,497	$21,103	15.9%	14.0%
Dallas, TX	6	1,777	899	911	287	20.0%	19,533	2,394	21,927	17.6%	15.7%
Columbus, OH	4	1,098	631	636	266	21.5%	15,023	1,431	16,454	21.2%	19.4%
Oklahoma City, OK	4	1,087	692	705	167	18.0%	17,161	2,213	19,374	11.6%	10.3%
Raleigh-Durham, NC	2	575	263	262	205	16.2%	16,362	1,544	17,906	15.0%	13.7%
Denver, CO	2	492	53	63	269	23.8%	12,494	3,089	15,583	25.8%	20.7%
Lexington, KY	1	436	71	84	292	25.1%	17,269	2,038	19,307	20.3%	18.1%
Nashville, TN	1	418	302	305	170	12.4%	17,133	1,321	18,454	11.9%	11.1%
Tampa-St. Petersburg, FL	1	348	256	252	326	22.4%	17,391	1,875	19,266	22.5%	20.3%
Austin, TX	1	256	201	201	254	17.5%	18,622	1,486	20,108	16.4%	15.2%
Total / Weighted Average	28	9,331	4,680	4,701	$243	18.8%	$17,711	$2,166	$19,877	16.5%	14.7%

Future (d)
Charleston, SC	1	—	—	—	—	—	—	—	—	—	—
Atlanta, GA	2	—	—	—	—	—	—	—	—	—	—
Oklahoma City, OK	2	—	—	—	—	—	—	—	—	—	—
Raleigh-Durham, NC	1	—	—	—	—	—	—	—	—	—	—
Dallas, TX	2	—	—	—	—	—	—	—	—	—	—
Indianapolis, IN	2	—	—	—	—	—	—	—	—	—	—
Total / Weighted Average	10	—	—	—	—	—	—	—	—	—	—

Completed (e)
Memphis, TN	3	1,053	999	992	241	22.9%	13,329	916	14,245	21.7%	20.3%
Atlanta, GA	3	978	928	919	209	20.3%	9,141	1,139	10,280	27.5%	24.4%
Tampa-St. Petersburg, FL	3	888	854	850	278	21.6%	14,229	1,327	15,556	23.5%	21.5%
Columbus, OH	3	763	714	712	205	22.4%	10,414	666	11,080	23.6%	22.2%
Louisville, KY	2	728	728	785	215	24.1%	15,631	2,173	17,804	16.5%	14.5%
Raleigh-Durham, NC	1	328	325	323	195	19.0%	14,648	2,108	16,756	15.9%	13.9%
Wilmington, NC	1	288	288	287	77	7.6%	8,120	56	8,176	11.4%	11.3%
Indianapolis, IN	1	236	201	200	260	24.0%	15,710	1,484	17,194	19.9%	18.2%
Total / Weighted Average	17	5,262	5,037	5,068	$221	21.3%	$12,512	$1,217	$13,729	21.2%	19.3%

Grand Total/Weighted Average	55	14,593	9,717	9,769	$232	20.1%	$15,017	$1,753	$16,770	18.5%	16.6%

(a)	See the definitions section for a full description of Rent Premium. The weighted average Rent Premium including the impact of concessions was $226.
(b)	See the definitions section for a full description of Renovation Costs per Unit.
(c)

See the definitions section for a full description of ROI. ROI-Interior costs using rent premium including the impact of concessions was 18.0%. ROI-Total costs using rent premium including the impact of concessions was 16.1%.

(d)	Projects scheduled to start in Q2 2025 are located in Atlanta, GA, Charleston, SC, Dallas, TX, Oklahoma City, OK and Raleigh-Durham, NC. Projects scheduled to start in Q3 2025 are located in Atlanta, GA, Dallas, TX, Indianapolis, IN and Oklahoma City, OK.
(e)

We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.

INVESTMENT AND DEVELOPMENT ACTIVITY

Dollars in thousands except per unit amounts

2025 ACQUISITIONS

Property	Market	Units	Date Acquired	Purchase Price	Price per Unit	Average Rent per Unit at Acquisition
Autumn Breeze	Indianapolis, Indiana	280	2/27/2025	$59,500	$213	$1,548

2025 DISPOSITIONS

Property	Location	Units	Date Sold	Sale Price	Price per Unit	Average Rent per Unit at Disposition	Q1 2025 Gain on Sale (a)
Ridge Crossings	Birmingham, Alabama	720	2/14/2025	$111,000	$154	$1,366	$1,496

(a)	During the three months ended December 31, 2024, we recognized a loss on impairment of $20,928.

REAL ESTATE UNDER DEVELOPMENT

Development	Flatiron Flats (a)
Location	Denver, Colorado
Planned Units	296
Start Date	4Q 2022
Initial Occupancy	1Q 2025
Completion Date	1Q 2025
Projected Stabilization date	3Q 2026
Total Estimated Development Costs	$114,000
Real Estate Under Development at March 31, 2025	$112,146
% of Planned Units Delivered as of March 31, 2025	100%
Occupancy % as of April 28, 2025 (b)	5.1%
Leased % as of April 28, 2025 (b)	12.2%

(a)	We will continue to classify this property as a development property since it is in lease-up and has not reached overall occupancy of 90%.
(b)	Leased % and occupancy % are calculated using the leased or occupied units, as applicable, divided by the total number of units.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook (a)	Richmond, VA	402	—	$85,883	$59,000	84.8%	$—	$20,816
Views of Music City II (b)	Nashville, TN	209	—	33,439	21,736	50.0%	—	5,912
Lakeline Station	Austin, TX	378	Q2 2025	110,551	76,500	90.0%	—	36,609
The Mustang (c)	Dallas, TX	275	—	109,583	79,447	85.0%	—	29,288
Nexton Pine Hollow	Charleston, SC	324	Q2 2027	78,949	47,191	90.0%	19,646	9,015
Total		1,588		$418,405	$283,874		$19,646	$101,640

(a)

Metropolis at Innsbrook is an operating property consisting of 402 units. The property was listed for sale during the first quarter of 2025 and is under contract to be sold during the second quarter of 2025. From the sale, we expect to receive a return of our invested capital in the amount of $24.5 million and to recognize a gain of approximately $10.3 million.

(b)

Views of Music City phase II is an operating property and was listed for sale during the first quarter of 2025. We expect this property to be sold during 2025 and to receive our preferred return and invested capital.

(c)	The Mustang is an operating property consisting of 275 units. We have a call option that gives us the right to buy the property upon the earlier of the date upon which the property achieves 85% occupancy or August 15, 2025.

DEBT SUMMARY AS OF MARCH 31, 2025

Dollars in thousands

	Amount	Weighted Average Contractual Rate	Weighted Average Hedged Effective Rate (a)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (b)	$197,892	5.1%	4.8%	Floating	3.8
Unsecured term loans (c)	600,000	5.2%	4.0%	Floating	2.3
Secured credit facilities (d)	585,635	4.2%	4.4%	Fixed	3.7
Mortgages	706,368	3.8%	4.0%	Fixed	3.6
Unsecured notes (e)	150,000	5.4%	5.6%	Fixed	8.0
Total Principal	2,239,895	4.5%	4.3%		3.6
Loan premiums (discounts), net	27,454
Unamortized deferred financing costs	(13,392)		Credit Ratings:
Total Consolidated Debt	2,253,957		Agency	Rating	Outlook
Equity Market Capitalization	5,088,933		Fitch	BBB	Stable
Total Capitalization	$7,342,890		S&P	BBB	Stable

(a)	Represents the weighted average effective interest rates for the three months ended March 31, 2025, including the impact of interest rate swaps and collars, amortization of hedging costs, and deferred financing costs but excluding the impact of loan premium amortization, discount accretion, and interest capitalization.
(b)

On January 8, 2025, we amended and restated our unsecured credit agreement to increase our revolver capacity from $500,000 to $750,000 and to amend the maturity date of borrowings under the unsecured revolver to January 8, 2029.

(c)	Consists of a (i) $200,000 unsecured term loan with a maturity date of May 18, 2026 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(d)

Consists of a (i) $509,386 secured credit facility, two tranches of which, in an aggregate principal amount of $468,918, have a maturity date of August 1, 2028 and the third tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.

(e)	Consists of (i) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2031 and at a fixed annual interest rate of 5.32% and (ii) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2034 and at a fixed annual interest rate of 5.53%.

(f)	As of March 31, 2025, we maintained the below hedges that have effectively fixed a portion of our floating rate debt.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Swap	$150,000	6/17/2021	6/17/2026	2.18%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$200,000	3/17/2023	3/17/2030	3.39%	—	—
Collar	$100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Collar	$100,000	11/17/2024	1/17/2028	—	1.50%	2.50%
Swap	$100,000	3/17/2025	3/17/2026	3.96%	—	—

DEBT AND CREDIT ANALYSIS

AS OF MARCH 31, 2025

Dollars in thousands

Debt Covenant Summary (a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	31.4%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.2x	Yes
Unsecured leverage ratio	≤ 60%	29.5%	Yes

Encumbered & Unencumbered Statistics (b)

	Total Units	% of Total	Gross Assets	% of Total	Q1 2025 NOI	% of Total
Unencumbered assets	21,536	64.9%	$3,795,905	59.0%	$64,399	64.1%
Encumbered assets	11,639	35.1%	2,642,028	41.0%	36,039	35.9%
	33,175	100.0%	$6,437,933	100.0%	$100,438	100.0%

(a)	For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fifth Amended, Restated and Consolidated Credit Agreement, which was filed as Exhibit 10.1 of our Form 8-K filed on January 10, 2025.
(b)	Excludes our development project Flatiron Flats. See the definitions at the end of this release.

DEFINITIONS

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of net rent amounts, after concessions amortized over the life of the lease, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

Development Property

A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses and income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total debt	$2,253,957	$2,333,683	$2,286,694	$2,252,559	$2,277,098
Less: cash and cash equivalents	(29,055)	(21,228)	(17,611)	(21,034)	(21,275)
Less: loan discounts and premiums, net	(27,454)	(31,721)	(33,970)	(37,253)	(39,804)
Total net debt	$2,197,448	$2,280,734	$2,235,113	$2,194,272	$2,216,019

We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

A reconciliation from GAAP net income (loss) to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net income (loss)	$8,526	$(1,100)	$12,620	$10,555	$17,961
Other revenue	(338)	(346)	(275)	(298)	(203)
Property management expenses	7,826	7,379	7,379	7,666	7,499
General and administrative expenses	8,406	4,856	4,765	6,244	8,381
Depreciation and amortization expense	58,725	57,742	55,261	54,127	53,721
Casualty (gains) losses, net	(115)	(80)	1,249	465	2,301
Interest expense	19,348	19,770	18,308	17,460	20,603
(Gain on sale) loss on impairment of real estate assets, net	(1,496)	20,928	(688)	152	(10,530)
Loss (gain) on extinguishment of debt	67	2	-	-	(203)
Other loss	103	-	-	-	1
Loss (income) from investments in unconsolidated real estate entities	590	(2,729)	703	850	829
NOI	101,642	106,422	99,322	97,221	100,360
Less: Non same-store portfolio NOI	6,047	5,617	3,388	3,390	7,298
Same-store portfolio NOI	95,595	100,805	95,934	93,831	93,062

Non Same-Store Properties and Non Same-Store Portfolio

Properties that did not meet the definition of a same-store property as of the beginning of the previous year.

Same-Store Properties and Same-Store Portfolio

We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations

ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total assets	$5,983,494	$6,057,919	$5,948,204	$5,940,261	$5,972,848
Plus: accumulated depreciation (a)	789,619	753,539	715,702	674,236	630,743
Plus: accumulated amortization	71,001	70,838	69,958	69,532	69,998
Total gross assets	$6,844,114	$6,882,296	$6,733,864	$6,684,029	$6,673,589

(a)	Includes accumulated depreciation associated with real estate held for sale, as applicable.